Exhibit 3.2

GAS SHIPS LIMITED
(the "Corporation")
FORM OF AMENDED AND RESTATED BY-LAWS
ARTICLE I
OFFICES
The principal place of business of the Corporation shall be at such place or places as the directors shall from time to time determine.  The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the board of directors of the Corporation (the "Board") may from time to time appoint or the business of the Corporation may require.
ARTICLE II
 SHAREHOLDERS
Section 1.          Annual Meeting:  The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine for the purpose of electing directors and or transacting such other business as may properly be brought before the meeting. The Chairman of the Board (the "Chairman") or, in the Chairman's absence, another person designated by the Board shall act as the Chairman of all annual meetings of shareholders.
Section 2.          Nature of Business at Annual Meetings of Shareholders:  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 2 of this Article II.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the "Secretary").
To be timely a shareholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the one year anniversary of the immediately preceding annual meeting of shareholders.  In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder's notice described herein.
To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  In addition, notwithstanding anything in Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III Section 3 of these by-laws for such nomination or nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in Section 2 of this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2 of this Article II shall be deemed to preclude discussion by any shareholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 3.          Special Meeting:  A special meeting of the shareholders, unless otherwise proscribed by-law, may be called at any time by the majority of the Board, the Chairman, or by or an officer of the Company who is also a director. No other person or persons are permitted to call a special meeting.  No business may be conducted at the special meeting other than business brought before the meeting by the majority of the Board, the Chairman or an officer of the Company who is also a director. The Chairman or, in the Chairman's absence, another person designated by the Board shall act as the Chairman of all meetings of shareholders.  If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 4.          Notice of Meetings:  Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by-law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or telex at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.  If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary.  Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.
Section 5.          Adjournments:  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the meeting is-adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting.  If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.
Section 6.          Quorum:  At all meetings of shareholders for the transaction of business, the number of shares of capital stock issued and outstanding and entitled to vote thereat, present either in person or represented by proxy, which is provided in the Amended and Restated Articles of Incorporation or, if not in the Amended and Restated Articles of Incorporation, by statute, shall be requisite and shall constitute a quorum. If less than a quorum is present, a majority of the total number of votes represented by those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.
Section 7.          Voting:  If a quorum is present, and except as otherwise expressly provided by-law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders.  At any meeting of shareholders, with respect to matter for which a shareholder is entitled to vote, each such shareholder shall be entitled to one vote for each share it holds.  Each shareholder may exercise such voting right either in person or by proxy provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 8.          Fixing of Record Date:  The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time and no other shall be entitled to notice of and to vote at such meeting.  The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.
ARTICLE III
 DIRECTORS
Section 1.          Number:  The affairs, business and property of the Corporation shall be managed by the Board to consist of such number of directors, not less than one, as shall be fixed by a vote of not less than 66 2/3% of the entire Board from time to time. The directors need not be residents of the Marshall Islands or shareholders of the Corporation.  Corporations may, to the extent permitted by-law, be elected or appointed directors.
Section 2.          How Elected:  The directors shall be elected as specified in the Amended and Restated Articles of Incorporation.
Section 3.          Nomination of Directors: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of shareholders (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholders of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 3 of this Article III and on the record date for the determination of shareholder entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 3 of this Article III.
In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.
To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.
To be in proper written form, a shareholder's notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 3 of this Article III.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 4.          Removal:  Removal of Directors is governed by the Amended and Restated Articles of Incorporation.
No proposal by a shareholder to remove a director shall be voted upon at a meeting of the shareholders unless such shareholder has given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders.  To be in proper written form, a shareholder's notice must set forth: (a) a statement of the grounds, if any, on which such director is proposed to be removed, (b) evidence reasonably satisfactory to the Secretary, of such shareholder's status as such and of the number of shares of each class of capital stock of the Corporation beneficially owned by such shareholder, and (c) a list of the names and addresses of other shareholders of the Corporation, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such shareholder.
No shareholder proposal to remove a director shall be voted upon at an annual meeting of the shareholders unless proposed in accordance with the procedures set forth in Section 4 of this Article III.  If the Chairman of the meeting determines, based on the facts, that a shareholder proposal to remove a director was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these by-laws, and such defective proposal shall be disregarded.
All of the foregoing provisions of Section 4 of this Article III are subject to the terms of any preferred stock with respect to the directors to be elected solely by the holders of such preferred stock.
Section 5.          Vacancies:  Any vacancies in the Board shall be governed by the Amended and Restated Articles of Incorporation.
Section 6.          Regular meetings:  Regular meetings of the Board may be held at such time and place as may be determined by resolution of the Board and no notice shall be required for any regular meeting.  Except as otherwise provided by-law, any business may be transacted at any regular meeting.
Section 7.          Special meeting:  Special meetings of the Board may, unless otherwise prescribed by-law, be called from time to time by the Chairman, the majority of the Board, or any officer of the Corporation who is also a director.  The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.
Section 8.          Notice of Special Meeting:  Notice of the special date, time and place of each special meeting of the Board shall be given to each director at least forty eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, telegraph, cablegram, telex or teleprinter to his last known address Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 9.          Quorum:  A majority of the directors at the time in office, present in person or by proxy or conference telephone, shall constitute a quorum for the transaction of business.
Section 10.          Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the Marshall Islands Business Corporations Act, by unanimous vote of the disinterested directors; or (ii) the material facts as to his relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
Section 11.          Voting:  The vote of the majority of the directors, present in person or by proxy or conference telephone, at a meeting at which a quorum is present shall be the act of the directors.  Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.
Section 12.          Compensation of Directors and Members of Committees:  The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.
ARTICLE IV
 COMMITTEES
The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these by-laws, shall have and may exercise, to the extent permitted by-law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any by-law or adopt any new by-law, (iii) amend or repeal any resolution of the entire Board, (iv) or increase the number of directors on the Board, or (v) remove any director.  In addition, the Board may designate from among its members other committees to consist of one or more of the directors of the Corporation, which shall perform such functions and have such authority and powers as shall be delegated to such committee by said resolution or resolutions or as provided for in these by-laws, except that only the executive committee may have and exercise the powers of the Board.  Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board.  Vacancies in membership of such committees shall be filled by vote of the Board.  Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the Board when required.

ARTICLE V
 OFFICERS
Section 1.          Number and Designation:  The Board shall appoint a President, Secretary and Treasurer and such other officers with such duties as it may deem necessary, provided that initial officers may be appointed by the incorporator. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors. Officers of the Corporation shall be natural persons except the secretary may be a corporate entity. Any two or more offices may be held by the same natural person.
The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board or a duly authorized committee thereof.  The Board may at any meeting elect additional officers. Each officer shall hold office until his successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled by the Board at any regular or special meeting.
Section 2.          President:  In the absence of the Chairman, the President of the Corporation shall preside at all meetings of the Board and of the shareholders at which he or she shall be present.  The President shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by-law.
Section 3.          Secretary: The Secretary shall act as Secretary of all meetings of the shareholders and of the Board at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the President.
Section 4.          Treasurer:  The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform other duties as may be assigned to him by the Board or President.
Section 5.          Other Officers:  Officers other than those treated in Sections 2 through 4 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board or the President.
Section 6.          Bond:  The Board shall have power to the extent permitted by-law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety as the Board may deem advisable.

ARTICLE VI
 CERTIFICATES FOR SHARES
Section 1.          Form and Issuance:  The Shares of the Corporation shall be represented by certificates in form meeting the requirements of law and approved by the Board.  Certificates shall be signed by the Chairman, President or a Vice President and by (ii) the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. Shares may also be represented in uncertificated form, and, specifically, the Corporation may issue shares to be represented in any manner permitted or required by the rules of the stock exchange on which the shares of the Corporation may be listed.
Section 2.          Transfer:  The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation's stock, and may appoint transfer agents and registrars thereof.
Section 3.          Loss of Stock Certificates:  The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VII
 DIVIDENDS
Dividends may be declared in conformity with applicable law by, and at the discretion of, the Board at any regular or special meeting.  Dividends may be declared and paid in cash, stock or other property of the Corporation.
ARTICLE VIII
 INDEMNIFICATION
Section 1.          Indemnification:  Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
Section 2.          Insurance: The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by-law or under the provisions of these by-laws.

ARTICLE IX
 CORPORATE SEAL
The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.
ARTICLE X
 FISCAL YEAR
The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.
ARTICLE XI
 AMENDMENTS
These by-laws may be amended, added to, altered or repealed, or new by-laws may be adopted, solely at any regular or special meeting of the Board by the affirmative vote of 66 2/3% of the entire Board.  The phrase "66 2/3% of the entire Board" shall be deemed to refer to 66 2/3% of the number of directors constituting the Board as set forth in accordance with Article III, without regard to any vacancies, or if the number of directors constituting 66 2/3% of the entire Board is greater than the number of members of the Board then in office, the unanimous vote of directors in office.